As filed with the Securities and Exchange Commission on December 21, 2004

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIDWAY GAMES INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2906244 (I.R.S. Employer Identification No.)

2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________

Deborah K. Fulton, Esq.
Senior Vice President, Secretary and General Counsel
Midway Games Inc.
2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pamela E. Flaherty, Esq. Shack Siegel Katz & Flaherty P.C. 530 Fifth Avenue New York, New York 10036 (212) 782-0700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the selling stockholders shall determine.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Common stock, par value $.01 (1)	557,144 shares(2)	$10.42(3)	$5,802,655(3)	$0(4)

_______________________

(1)	Also relates to stock purchase rights that are attached to all shares of common stock of the Registrant in accordance with the Third Amended and Restated Rights Agreement between the Registrant and The Bank of New York, dated October 14, 2003. These rights are not exercisable until the occurrence of events specified in the Rights Agreement, are evidenced by the certificates for the common stock and are transferred along with and only with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

(2)	Represents 557,144 shares of common stock of the Registrant being registered for resale by the holders of these shares and an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the shares to be offered by these holders.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the Registrant's common stock reported on the New York Stock Exchange on December 20, 2004.

(4)	The registration fee has been reduced by $683, which amount is being offset, under Rule 457(p), against fees previously paid with the Registrant's registration statement on Form S-3, initially filed on June 22, 2001 (File No. 333-63642) in respect of 5,814,108 of the shares registered in that offering which were never sold or issued in that offering and were subsequently deregistered.

_______________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MIDWAY GAMES INC.

557,144 Shares of Common Stock
par value $.01

__________________________________________________________

The persons offering shares of our common stock by means of this prospectus, and the maximum number of shares that they may offer, are identified under the heading “Selling Stockholders” on pages 3 and 4 of this prospectus. These persons are: (a) the former shareholder of CWS Entertainment Ltd. d/b/a Paradox Development (“Paradox”), a software development company, who acquired the shares of our common stock as consideration for her shares of common stock of Paradox in connection with our acquisition of Paradox, (b) a third party to whom Paradox owed a debt; and (c) employees of Midway Studios-Los Angeles Inc. (formerly known as Paradox) who acquired the shares of our common stock as retention incentives at the time of our acquisition of Paradox.

Our principal executive office is located at 2704 West Roscoe Street, Chicago, IL 60618, telephone no. (773) 961-2222. Our common stock is listed on the New York Stock Exchange under the symbol “MWY.” On December 20, 2004, the last reported sale price of our common stock on the NYSE was $10.34 per share.

The selling stockholders may offer shares through public or private transactions, at prevailing market prices, at privately negotiated prices or by any other lawful method. The selling stockholders are not required to sell any of their shares. More detailed information about the distribution of the shares is found in the section of this prospectus entitled “Plan of Distribution.”

_________________________________________

Investing in our common stock involves risks.
See “Risk Factors” beginning on page 2.
_________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2005.

About this Prospectus

You should carefully read this prospectus before purchasing our common stock, including the information under the heading “Risk Factors.” You should also carefully read the documents that are identified under the heading “Documents Incorporated by Reference” near the end of this prospectus.

Risk Factors

Investing in our securities involves risks. The most significant factors that make an investment in our securities risky or speculative are discussed under the captions “Item 1. Business--Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K; and in the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated by reference in this prospectus. These factors, and others that are not presently known to us, may cause our operating results to vary from anticipated results or may materially and adversely affect our business and financial condition. If any of the unfavorable events or circumstances described in the risk factors actually occur, our business may suffer, the trading price of our common stock and other securities could decline, and you could lose all or part of your investment.

Forward-Looking Statements

Some of the information in this prospectus contains “forward-looking statements” within the meaning of the federal securities laws. These statements may also be found in the information incorporated by reference in this prospectus. These statements describe our plans, strategies and goals and our beliefs concerning future business conditions and our business outlook based on currently available information. We make no commitment to update the forward-looking statements included in this prospectus, except as required by law. Forward-looking statements typically are identified by use of terms describing future events and terms such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “seek,” “believe,” “plan,” “strategy,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider carefully the discussion of risks and uncertainties incorporated by reference as described under the heading “Risk Factors” above and in other sections of this prospectus, as well as in the information incorporated by reference, which describe additional factors that could cause events or our actual results to differ from the expectations expressed in the forward-looking statements.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering.

Common Stock Market Price Data

Our common stock trades publicly on the New York Stock Exchange “NYSE” under the symbol “MWY.” The following table shows the high and low closing sale prices of our common stock for the periods indicated as reported on the NYSE:

Calendar Period	High	Low
2002
First Quarter	$15.02	$10.44
Second Quarter	14.22	8.30
Third Quarter	8.12	3.85
Fourth Quarter	7.22	3.89

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2003
First Quarter	$4.62	$2.95
Second Quarter	4.22	3.14
Third Quarter	3.82	2.10
Fourth Quarter	3.92	2.62

2004
First Quarter	$7.38	$3.65
Second Quarter	12.85	7.25
Third Quarter	12.53	9.45
Fourth Quarter (through December 20, 2004)	11.63	9.23

On December 17, 2004, there were approximately 1,050 holders of record of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. In addition, under our agreements with our bank and with some of our securityholders, we are prohibited from paying cash dividends on our common stock. We plan to retain any earnings to fund the operation of our business.

Selling Stockholders

We are registering a total of 557,144 shares of common stock in order to permit the persons named below to offer the shares for resale from time to time.

On November 23, 2004, we issued 247,620 shares of our common stock to Christine Hsu, as consideration for all of the shares of capital stock of CWS Entertainment Ltd., doing business as Paradox Development (“Paradox”). 31,905 of these shares will be held in escrow until November 23, 2007 to cover potential indemnification obligations of Ms. Hsu to us. In addition, on November 23, 2004, we issued 85,714 shares of our common stock to Interactive Studio Management, LLC (“ISM”), a party unrelated to us, in respect of an obligation of Paradox. Ms. Hsu agreed not to sell her shares of our common stock except in accordance with the following vesting schedule: 9,524 of the shares may be sold immediately; an additional 123,810 shares may be sold as of May 23, 2005; an additional 38,095 may be sold as of each of November 23, 2005 and November 23, 2006; and the balance of 38,096 shares may be sold as of November 23, 2007. All of ISM’s shares may be sold immediately. This prospectus does not relate to the 38,096 shares that Ms. Hsu agreed not to sell until November 23, 2007.

In addition, on November 23, 2004, we issued 261,906 shares of our common stock to 15 employees of Paradox, including 71,429 shares to Ms. Hsu, as retention incentives. These shares have restrictions on sale that lapse as to a total of 99,993 shares as of November 23, 2005, a total of 80,945 shares as of November 23, 2006, and the balance of 80,968 shares as of November 23, 2007. The restriction lapses immediately if we terminate an employee’s services without cause or if the employee terminates his services with us for good reason. If the employee’s services with us are terminated for cause, the employee will forfeit any shares that are still the subject of the restriction. This prospectus covers all of these 261,906 shares.

We have agreed to register all of the shares described above for sale by the selling stockholders and to pay the expenses of the registration.

Prior to the Acquisition, Paradox provided videogame development services to us. The following selling stockholders were directors or officers of Paradox prior to the acquisition and remain employed by our wholly-owned subsidiary, Midway Studios-Los Angeles Inc.: Christine Hsu and Teresa Chang. Except in their capacities as officers, directors or employees of Paradox as described above or in the table below, the selling stockholders have not had any material relationships with us in the past three years.

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Each of the selling stockholders has advised us that he or she is not a registered broker-dealer and is not an affiliate of a registered broker-dealer.

The table below identifies the selling stockholders and other information regarding the beneficial ownership of the common stock by each of the selling stockholders. The second column lists the number of shares of our common stock beneficially owned by each selling stockholder as of December 17, 2004. The third column lists the number of shares of common stock that may be offered by each selling stockholder through this prospectus. The fourth and fifth columns assume the sale of all of the shares offered by each selling stockholder in this offering.

The selling stockholders may sell all, some or none of their shares included in this prospectus. We do not know whether any selling stockholder will sell any or all of his or her shares of common stock under this prospectus.

Name of each selling stockholder	Amount and Nature of Beneficial Ownership		Shares to be Sold (1)	Shares Beneficially Owned After Offering	Percent of Class Beneficially Owned After Offering(2)
Christine Hsu	319,049	(3)	280,953	38,096	*
Interactive Studio Management, LLC	85,714		85,714	0	0%
Teresa Chang (4)	30,952		30,952	0	0%
Damon Dubois (4)	9,524		9,524	0	0%
David Gautrey (4)	4,762		4,762	0	0%
James Guintu (4)	7,143		7,143	0	0%
Paul Interrante (4)	21,429		21,429	0	0%
Peter Jefferies (4)	9,524		9,524	0	0%
Ben Kutcher (4)	7,143		7,143	0	0%
Mark Lappin (4)	7,143		7,143	0	0%
James Maxwell (4)	30,952		30,952	0	0%
David Ollman (4)	30,952		30,952	0	0%
Adam Phul (4)	7,143		7,143	0	0%
Richie Romero (4)	4,762		4,762	0	0%
Barclay Smith (4)	9,524		9,524	0	0%
Paul Stapley (4)	9,524		9,524	0	0%
Total	595,240		557,144	38,096
_____________________

* Less than 1%.

(1)	Represents the maximum number of shares that could be sold under this prospectus. Each selling stockholder will determine the number of shares to be sold by that holder and if or when he or she will sell. The table assumes that the selling stockholders sell all of their shares being offered under this prospectus.

(2)	Calculated based on 86,743,348 shares of common stock outstanding as of December 17, 2004.

(3)	Ms. Hsu received 247,620 of these shares of our common stock as consideration for the purchase of her Paradox shares and 71,429 of these shares as retention incentives to remain employed by Midway Studios-Los Angeles Inc. after the acquisition. Ms. Hsu was an employee of Paradox at the time of the acquisition and remains employed by Midway Studios-Los Angeles Inc.

(4)	These persons were employees of Paradox at the time of the acquisition and received their shares of our common stock as retention incentives to remain employed by Midway Studios-Los Angeles Inc. after the acquisition.

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Plan of Distribution

The shares of common stock to be sold in this offering were issued out of our treasury shares, and are listed on the NYSE. The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered through this prospectus directly or through one or more broker-dealers or agents. If the common stock is sold through broker-dealers or agents, the selling stockholder will be responsible for any commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices or in a combination of any of these methods of sale.

The selling stockholders and any broker-dealer participating in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts allowed to the broker-dealer may be deemed to be underwriting discounts or commissions under the Securities Act. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

The selling stockholders have advised us that they have acquired their securities for investment and not for sale or distribution, except pursuant to a registration statement or an applicable exemption from registration under the Securities Act. Each of the selling stockholders has also advised us that he or she is not a registered broker-dealer and is not an affiliate of a registered broker-dealer. We do not know whether any selling stockholder will sell any or all of his or her shares of common stock under this prospectus.

We will pay all expenses of the registration of the shares of common stock being offered under this prospectus, including SEC filing fees. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We expect that our expenses for this offering, including primarily filing fees and legal expenses, will be approximately $50,000.

We will indemnify the selling stockholder who received her shares of our common stock as consideration for her shares in Paradox against liabilities, including some liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, in accordance with the agreement and plan of reorganization. We will be indemnified by that selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by that selling stockholder for use in this prospectus.

Each share of common stock is sold together with stock purchase rights under our Rights Agreement with the Bank of New York, as rights agent. These rights are described in a registration statement on Form 8-A/A, Amendment No. 4 (File No. 001-12367), which we filed with the SEC on October 16, 2003. See “Documents Incorporated by Reference” below.

Legal Matters

The validity of the issuance of the shares offered by this prospectus will be passed upon by our counsel, Shack Siegel Katz & Flaherty P.C., New York, New York. As of December 20, 2004, shareholders of Shack Siegel Katz & Flaherty P.C. held a total of 1,000 shares of common stock and options to purchase 60,000 shares of our common stock.

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Experts

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed a registration statement on Form S-3 with the SEC in connection with this offering (File No. 333-_________). In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site found at “www.sec.gov” and can be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. The SEC’s Internet site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we are disclosing important information to you without restating that information in this document. Instead, we are referring you to the documents listed below, and you should consider those documents to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will update and supersede the information in this prospectus and the documents listed below.

We incorporate by reference into this prospectus the documents listed below, all documents that we file under the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including exhibits, until this offering is terminated:

•	our annual report on Form 10-K for the year ended December 31, 2003;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2004 , June 30, 2004 and September 30, 2004;

•	our current reports on Form 8-K filed March 22, 2004, April 6, 2004, two on April 13, 2004, April 16, 2004, April 21, 2004, April 29, 2004, May 7, 2004, May 13, 2004, May 21, 2004, June 4, 2004, June 14, 2004, July 29, 2004, August 4, 2004, August 31, 2004, September 3, 2004, September 20, 2004, September 30, 2004, October 12, 2004, November 18, 2004, November 22, 2004 and November 30, 2004; and

•	the description of our common stock and accompanying rights contained in our registration statement on Form 8-A/A, Amendment No. 4 (File No. 001-12367) filed on October 16, 2003.

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We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at:

Midway Games Inc.
2704 West Roscoe Street
Chicago, IL 60618
Attention: Deborah K. Fulton, General Counsel
Telephone: (773) 961-2222

_______________________________________________________________

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus is not an offer to sell nor is it seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of the securities referred to in this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

Registration Fee or Offset	$683
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	37,000
Miscellaneous	2,317
Total	$50,000

Item 15. Indemnification of Directors and Officers.

The Registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the Registrant, as amended (the “Bylaws”), by the Restated Certificate of Incorporation, as amended, of the Registrant (the “Certificate of Incorporation”) and by indemnification agreements entered into with directors and officers (the “Indemnity Agreements”).

Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.

The Certificate of Incorporation and Bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

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The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware, and obligate the Registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase that protection.

The Registrant has purchased an insurance policy that provides coverage for losses of up to an aggregate amount of $40 million arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the Registrant. The coverage only applies, however, if indemnity is not available pursuant to the provisions described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description

4.1	Specimen Certificate of Common Stock, incorporated by reference to the Registrant’s registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).

4.2	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the current report on Form 8-K filed by the Registrant on October 15, 2003.

4.3	Form of Restricted Stock Agreement between the Registrant and former employees of Paradox.

4.4	Restricted Stock Agreement between the Registrant and Christine Hsu dated as of November 23, 2004.

5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for the Registrant.

23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereto).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 21st day of December, 2004.

MIDWAY GAMES INC.

By:          /s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

Power of Attorney

Each person whose signature to this Registration Statement appears below hereby appoints David F. Zucker, Thomas E. Powell and Deborah K. Fulton, and each of them acting singly, as his or her attorney-in-fact, to sign on his or her behalf individually and in the capacity stated below (i) any and all amendments (including post-effective amendments), supplements and additions to this registration statement, (ii) any and all registration statements relating to an offering contemplated pursuant to Rule 415 of the Securities Act of 1933, as amended, and (iii) any and all registration statements filed pursuant to Rule 462 under the Securities Act, of Midway common stock and any and all amendments (including post-effective amendments), supplements and additions thereto, and to file each of the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title
/s/ David F. Zucker David F. Zucker	December 21, 2004	President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas E. Powell Thomas E. Powell	December 21, 2004	Executive Vice President-Finance, Treasurer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

/s/ Harold H. Bach, Jr. Harold H. Bach, Jr.	December 21, 2004	Director

/s/ William C. Bartholomay William C. Bartholomay	December 21, 2004	Director

/s/ Joseph A. Califano, Jr. Joseph A. Califano, Jr.	December 21, 2004	Director

/s/ Kenneth D. Cron Kenneth D. Cron	December 21, 2004	Director

/s/ Shari E. Redstone Shari E. Redstone	December 21, 2004	Director

/s/ Ira S. Sheinfeld Ira S. Sheinfeld	December 21, 2004	Director

/s/ Robert N. Waxman Robert N. Waxman	December 21, 2004	Director

EXHIBIT INDEX

Exh. No.	Description

4.1	Specimen Certificate of Common Stock, incorporated by reference to the Registrant’s registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).

4.2	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the current report on Form 8-K filed by the Registrant on October 15, 2003.

4.3	Form of Restricted Stock Agreement between the Registrant and former employees of Paradox Development.

4.4	Restricted Stock Agreement between the Registrant and Christine Hsu dated as of November 23, 2004.

5	Opinion of Shack Siegel Katz & Flaherty P.C., counsel for the Registrant.

23.1	Consent of Shack Siegel Katz & Flaherty P.C. (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereto).